As filed with the Securities and Exchange Commission on January 2, 2026

Registration No. 333-278951
Registration No. 333-255437
Registration No. 333-224839
Registration No. 333-218797
Registration No. 333-206092
Registration No. 333-195712
Registration No. 333-180865
Registration No. 333-158825
Registration No. 333-148251
Registration No. 333-147804
Registration No. 333-135411
Registration No. 333-132816
Registration No. 333-124199
Registration No. 333-114799
Registration No. 333-68756
Registration No. 333-49564

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-278951
Form S-8 Registration Statement No. 333-255437
Form S-8 Registration Statement No. 333-224839
Form S-8 Registration Statement No. 333-218797
Form S-8 Registration Statement No. 333-206092
Form S-8 Registration Statement No. 333-195712
Form S-8 Registration Statement No. 333-180865
Form S-8 Registration Statement No. 333-158825
Form S-8 Registration Statement No. 333-148251
Form S-8 Registration Statement No. 333-147804
Form S-8 Registration Statement No. 333-135411
Form S-8 Registration Statement No. 333-132816
Form S-8 Registration Statement No. 333-124199
Form S-8 Registration Statement No. 333-114799
Form S-8 Registration Statement No. 333-68756
Form S-8 Registration Statement No. 333-49564

UNDER
THE SECURITIES ACT OF 1933

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of Registrant as specified in its charter)

Tennessee                     62-1812853
(State or other jurisdiction of incorporation)          (I.R.S. Employer Identification Number)

3400 Overton Park Drive, 6th Floor
Atlanta, GA 30339
(Address of principal executive offices, including zip code)

(615) 744-3700
(Registrant’s telephone number, including area code)

Pinnacle Financial Partners, Inc. Second Amended and Restated 2018 Omnibus Equity Incentive Plan
Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan
Pinnacle Financial Partners, Inc. 2018 Omnibus Equity Incentive Plan
BNC Bancorp 2013 Amended and Restated Omnibus Stock Incentive Plan
Amended and Restated CapitalMark Bank & Trust Stock Option Plan
Pinnacle Financial Partners, Inc. 2014 Equity Incentive Plan
Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan
Bank of the South 2001 Stock Option Plan
PrimeTrust Bank 2001 Statutory-Non-Statutory Stock Option Plan
PrimeTrust Bank 2005 Statutory-Non-Statutory Stock Option Plan
Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan
Cavalry Bancorp, Inc. 1999 Stock Option Plan
Pinnacle Financial Partners, Inc. 2000 Stock Incentive Plan
Pinnacle Financial Partners, Inc. 401(k) Plan
(Full title of Plan)

Mary Maurice Young
Deputy General Counsel and Corporate Secretary
Pinnacle Financial Partners, Inc.
3400 Overton Park Drive, 6th Floor
Atlanta, GA 30339
(706) 641-6500

(Name, Address, and Telephone Number of Registrant’s agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non‑accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to each of the following registration statements on Form S-8 (collectively, the “Registration Statements”) is being filed by Pinnacle Financial Partners, Inc., a Tennessee corporation (“Legacy Pinnacle”) to terminate all offerings under the Registration Statements and to deregister any and all shares of Legacy Pinnacle common stock, par value $1.00 per share (the “Shares”), together with any and all plan interests and other securities registered but unsold as of the date hereof thereunder:

1.Registration Statement on Form S-8, File No. 333-278951, filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2024, registering the offer and sale of 1,000,000 Shares for issuance under the Pinnacle Financial Partners, Inc. Second Amended and Restated 2018 Omnibus Equity Incentive Plan.
2.Registration Statement on Form S-8, File No. 333-255437, filed with the Commission on April 22, 2021, registering the offer and sale of 1,350,000 Shares for issuance under the Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan.
3.Registration Statement on Form S-8, File No. 333-224839, filed with the Commission on May 10, 2018, registering the offer and sale of 2,995,482 Shares for issuance under the Pinnacle Financial Partners, Inc. 2018 Omnibus Equity Incentive Plan.
4.Registration Statement on Form S-8, File No. 333-218797, filed with the Commission on June 16, 2017, registering the offer and sale of 305,531 Shares for issuance under the BNC Bancorp 2013 Amended and Restated Omnibus Stock Incentive Plan.
5.Registration Statement on Form S-8, File No. 333-206092, filed with the Commission on August 5, 2015, registering the offer and sale of 858,143 Shares for issuance under the Amended and Restated CapitalMark Bank & Trust Stock Option Plan.
6.Registration Statement on Form S-8, File No. 333-195712, filed with the Commission on May 6, 2014, registering the offer and sale of 3,088,812 Shares for issuance under the Pinnacle Financial Partners, Inc. 2014 Equity Incentive Plan.
7.Registration Statement on Form S-8, File No. 333-180865, filed with the Commission on April 20, 2012, registering the offer and sale of 500,000 Shares for issuance under the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.
8.Registration Statement on Form S-8, File No. 333-158825, filed with the Commission on April 27, 2009, registering the offer and sale of 750,000 Shares for issuance under the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.
9.Registration Statement on Form S-8, File No. 333-148251, filed with the Commission on December 21, 2007, registering the offer and sale of 500,000 Shares for issuance under the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.
10.Registration Statement on Form S-8, File No. 333-147804, filed with the Commission on December 3, 2007, registering the offer and sale of 576,270 Shares for issuance under the Bank of the South 2001 Stock Option Plan, PrimeTrust Bank 2001 Statutory-Non-Statutory Stock Option Plan, PrimeTrust Bank 2005 Statutory-Non-Statutory Stock Option Plan, and Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan.
11.Registration Statement on Form S-8, File No. 333-135411, filed with the Commission on June 28, 2006, registering the offer and sale of 500,000 Shares for issuance under the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.
12.Registration Statement on Form S-8, File No. 333-132816, filed with the Commission on March 29, 2006, registering the offer and sale of 195,551 Shares for issuance under the Cavalry Bancorp, Inc. 1999 Stock Option Plan.
13.Registration Statement on Form S-8, File No. 333-124199, filed with the Commission on April 20, 2005, registering the offer and sale of 250,000 Shares for issuance under the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.
14.Registration Statement on Form S-8, File No. 333-114799, filed with the Commission on April 23, 2004, registering the offer and sale of 264,755 Shares for issuance under the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.

15.Registration Statement on Form S-8, File No. 333-68756, filed with the Commission on August 31, 2001, registering the offer and sale of 520,000 Shares for issuance under the Pinnacle Financial Partners, Inc. 2000 Stock Incentive Plan.
16.Registration Statement on Form S-8, File No. 333-49564, filed with the Commission on November 8, 2000, registering the offer and sale of 400,000 Shares for issuance under the Pinnacle Financial Partners, Inc. 401(k) Plan.
On January 1, 2026, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2025, by and among Legacy Pinnacle, Synovus Financial Corp. (“Synovus”) and Pinnacle Financial Partners, Inc. (f/k/a Steel Newco Inc.) (“Newco”) (the “Merger Agreement”), Legacy Pinnacle and Synovus each simultaneously merged with and into Newco (such mergers, collectively, the “Merger”), with Newco continuing as the surviving corporation in the Merger and named Pinnacle Financial Partners, Inc.

In connection with the Merger, Legacy Pinnacle has terminated all offerings of Legacy Pinnacle’s securities pursuant to the Registration Statements. Accordingly, pursuant to the undertakings made by Legacy Pinnacle in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, this Post-Effective Amendment No. 1 hereby removes from registration all of such securities registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 2nd day of January, 2026.

PINNACLE FINANCIAL PARTNERS, INC.
(formerly Steel Newco, Inc.)
as successor-in-interest to Pinnacle Financial Partners, Inc.

    By: /s/ Mary Maurice Young
Name: Mary Maurice Young
Title:    Deputy General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.